Exhibit 32.1

Certification Pursuant to

18 U.S.C. §1350,

As Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Brown Shoe Company, Inc. (the “Registrant”) on Form 10-Q for the quarter ended May 3, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Diane M. Sullivan, Chief Executive Officer, President and Chairman of the Board of Directors of the Registrant, and Russell C. Hammer, Senior Vice President and Chief Financial Officer of the Registrant, certify, to the best of our knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Diane M. Sullivan
Diane M. Sullivan
Chief Executive Officer, President and Chairman of the Board of Directors
Brown Shoe Company, Inc.
June 11, 2014

/s/ Russell C. Hammer
Russell C. Hammer
Senior Vice President and Chief Financial Officer
Brown Shoe Company, Inc.
June 11, 2014